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                        FEDERATED DEPARTMENT STORES, INC.

                                       and

                       STATE STREET BANK AND TRUST COMPANY
                (successor to The First National Bank of Boston),

                                     Trustee

                       SIXTH SUPPLEMENTAL TRUST INDENTURE

                          Dated as of February 1, 1996

                           Supplementing that certain

                                    INDENTURE

                          Dated as of December 15, 1994


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                  SIXTH SUPPLEMENTAL INDENTURE, dated as of February 1, 1996, between Federated Department Stores, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and State Street Bank and Trust Company (successor to The First National Bank of Boston), a trust company organized under the laws of the Commonwealth of Massachusetts, as Trustee (the "Trustee"), amending that certain Fourth Supplemental Indenture, dated as of September 27, 1995 (the "Fourth Supplemental Indenture") supplementing that certain Indenture, dated as of December 15, 1994, between the Company and the Trustee (the "Original Indenture"; the Original Indenture, as supplemented by the Fourth Supplemental Indenture, is herein referred to as the "Indenture").

                                    RECITALS

                  A. The Company has duly authorized the execution and delivery of the Original Indenture to provide for the issuance from time to time of its unsecured debentures, notes, or other evidences of indebtedness to be issued in one or more series as provided for in the Original Indenture.

                  B. The Company has duly authorized the execution and delivery of the Fourth Supplemental Indenture providing for the issuance of $350,000,000 aggregate principal amount of the Company's 5% Convertible Subordinated Notes due 2003.

                  C. Section 10.01 of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, without the consent of any Holders of Securities, to make any provisions with respect to matters or questions arising under the Indenture; provided, that such action will not adversely affect the interests of the Holders of any Series in any material respect.

                  D. The Company has determined that this Sixth Supplemental Indenture complies with said Section 10.01 and does not require the consent of any Holders of Securities. On the basis of the foregoing, the Trustee has determined that this Sixth Supplemental Indenture is in form satisfactory to it.

                  E. All acts and things necessary to make this Sixth Supplemental Indenture a valid agreement of the Company according to its terms have been done and performed, and the execution and delivery of this Sixth Supplemental Indenture have in all respects been duly authorized.

                  F. Capitalized terms herein, not otherwise defined, shall have the same meanings given them in the Indenture.

                  G. In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company covenants and agrees with the Trustee as follows:
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1.  AMENDMENT OF FOURTH SUPPLEMENTAL INDENTURE.

                  The penultimate sentence of the first paragraph of Section 5.2 of the Fourth Supplemental Indenture is hereby amended in its entirety to read as follows:

         Except as provided in this paragraph, no cash payment or adjustment shall be made upon any conversion on account of, if the date of conversion is not an Interest Payment Date, any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion; provided, however, that if October 1, 1998 is the date fixed for the redemption of any Security or portion thereof and such Security or portion thereof is surrendered for conversion in accordance with the terms hereof at any time during the period of five Business Days immediately preceding October 1, 1998, the interest otherwise payable in respect of such Security on October 1, 1998 shall be paid to the Holder of such Security as of the Regular Record Date immediately preceding October 1, 1998.

2.  SUPPLEMENTAL TRUST INDENTURE MAY BE EXECUTED IN COUNTERPARTS.

                  This instrument may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

3.  EFFECT OF HEADINGS.

                  The Section headings herein are for convenience only and shall not affect the construction hereof.

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                  IN WITNESS WHEREOF, the parties hereto have caused this Sixth
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[Seal]                                 FEDERATED DEPARTMENT STORES, INC.

                                       By:  /s/ Karen Hoguet
                                            -----------------------------------
                                       Name:  Karen M. Hoguet
                                              ---------------------------------
                                       Title:  Senior Vice President & Treasurer
                                              ---------------------------------

Attest:

/s/ Gwyneth G. Stewart
- ---------------------------------
Name:  Gwyneth G. Stewart
      ---------------------------
Title:  Assistant Secretary
      ---------------------------
                                       STATE STREET BANK AND TRUST COMPANY,
                                       as Trustee

                                       By:  /s/ Roland S. Gustafsen
                                            -----------------------------------
                                       Name:  Roland S. Gustafsen
                                              ---------------------------------
                                       Title: Assistant Vice President
                                              ---------------------------------

Attest:

/s/ Jill Olson
- ---------------------------------------
Name:  Jill Olson
       --------------------------------
Title: Assistant Vice President
       --------------------------------

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STATE OF OHIO                       )
                                    ) ss.:
COUNTY OF HAMILTON                  )

                  On this 30th day of January, 1996, before me personally came Karen M. Hoguet, to me known, who, being by me duly sworn, did depose and say that he/she is a Senior Vice President and Treasurer of FEDERATED DEPARTMENT STORES, INC., one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                            /s/ Carol S. Bruser
                                            -----------------------------
                                            Notary Public


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COMMONWEALTH OF MASSACHUSETTS       )
                                    ) ss.:
COUNTY OF NORFOLK                   )

                  On this 31st day of January, 1996, before me personally came Roland S. Gustafsen, to me known, who, being by me duly sworn, did depose and say that he/she is a Assistant Vice President of STATE STREET BANK AND TRUST COMPANY, one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                       /s/ Daniel Golden
                                                       ------------------------
                                                       Notary Public